UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2024

TITAN ENVIRONMENTAL SOLUTIONS INC.

(Exact name of registrant as specified in charter)

Nevada	000-56148	30-0580318
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

300 E. Long Lake Road, Suite 100A Bloomfield Hills, Michigan	48304
(Address of Principal Executive Offices)	(zip code)

(248) 775-7400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Material Contracts

On October 31, 2024, Titan Environmental Solutions Inc., a Nevada corporation (the “Company”), entered into a Stock Purchase Agreement dated as of October 31, 2024 (the “Purchase Agreement”) among the Company and its wholly-owned subsidiary, Recoup Technologies, Inc., a Delaware corporation (“Recoup”), and Recoup Partners, LLC, a Delaware limited liability company (the “Purchaser”), and consummated the transactions contemplated by Purchase Agreement, including the sale of Recoup to the Purchaser. Recoup is in the business of marketing an aerobic digestion technology solution for the disposal of food waste at the point of generation.

Pursuant to the Purchase Agreement, the Purchaser purchased from the Company all of the capital stock of Recoup for a purchase price equal to $1,000,000, which consisted of a promissory note of the Purchaser in the principal amount of $250,000 and the cancellation and release by certain affiliates of the Purchaser of indebtedness obligations of the Company in the aggregate amount of $750,000. The Purchase Agreement contained standard representations and warranties by the Company and Recoup which, except for fundamental representations, remain in effect for 18 months following the closing date. The Company also agreed that, for a period of five years from the closing date, the Company will not engage in a business that competes with the business of Recoup.

The foregoing description of the Purchase Agreement is a summary only and is qualified in its entirety by reference to the text of the Purchase Agreement, which is included as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

As described under Item 1.01 of this Current Report on Form 8-K, on October 31, 2024, the Company completed the sale of its ownership interest in Recoup in exchange for a promissory note of the Purchaser in the principal amount of $250,000 that matures on December 31, 2024 and the forgiveness of an aggregate of $750,000 of indebtedness of the Company by certain affiliates of the Purchaser. The foregoing does not constitute a complete summary of the terms of the Purchase Agreement or the transactions contemplated thereby, and reference is made to the disclosures contained in Item 1.01 hereof and the complete text of the Purchase Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K, which are incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

10.1*	Stock Purchase Agreement dated October 31, 2024 among Titan Environmental Solutions, Inc., Recoup Technologies, Inc. and Recoup Partners, LLC.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Schedules, exhibits and similar supporting attachments or agreements to the Stock Purchase Agreement are omitted pursuant to Item 601(b)(2) of Regulation S-K. We agree to furnish a supplemental copy of any omitted schedule or similar attachment to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 1, 2024	TITAN ENVIRONMENTAL SOLUTIONS INC.

	By:	/s/ Glen Miller
Glen Miller
Chief Executive Officer